United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 15, 2023

Date of Report (Date of earliest event reported)

Cheetah Net Supply Chain Service Inc.

(Exact Name of Registrant as Specified in its Charter)

North Carolina	001-41761	81-3509120
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6201 Fairview Road, Suite 225 Charlotte, North Carolina	28210
(Address of Principal Executive Offices)	(Zip Code)

(704) 972-0209

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	CTNT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On November 15, 2023, Cheetah Net Supply Chain Service Inc. (the “Company”) executed a Letter of Intent (the “LOI”) with Edward Transit Express Group Inc., a California corporation (the “Target”) and the representative of the selling shareholders of the Target. Subject to the terms and conditions of the definitve transaction agremeents to be entered into among the parties, the Company will acquire 100% of the equity interests in the Target from its shareholders (the “Acquisition”), for an aggregate purchase price of $1,500,000 payable in cash and Class A common stock of the Company. Upon the closing of the Acquisition, the Target will become a wholly-owned subsidiary of the Company. A copy of the LOI is filed hereto as Exhibit 99.1 and is incorporated herein by reference.

On Novembe 16, 2023, the Company issued a press release to announce the execution of the LOI. A copy of the press release is filed hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.	Exhibits.

Exhibit No.	Description
99.1	Letter of Intent, dated November 15, 2023
99.2	Press Release, dated November 16, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 16, 2023

Cheetah Net Supply Chain Service Inc.

By:	/s/ Huan Liu
Huan Liu
Chief Executive Officer, Director, and Chairman of the Board of Directors